Exhibit 15.2

Consent of Han Kun Law Offices

To:

Li Auto Inc.
11 Wenliang Street
Shunyi District, Beijing 101399
People’s Republic of China

Date: April 21, 2023

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3.D—Risk Factors,” “Item 4.B-Business Overview —Regulation,” and “Item 4.C— Organizational Structure—Contractual Arrangements with the VIEs and Their Shareholders” in Li Auto Inc.’s Annual Report on Form 20-F for the year ended December 31, 2022, which will be filed with the Securities and Exchange Commission (the “SEC”), and further consent to the incorporation by reference in Li Auto Inc.’s Registration Statement on Form S-8 (File No. 333-251453) and Registration Statement on Form F-3 (File No. 333-258378) of the summary of our opinion under the headings “Item 3.D—Risk Factors” and “Item 4.C—Organizational Structure—Contractual Arrangements with the VIEs and Their Shareholders” in this Annual Report. We also consent to the filing of this consent letter with the SEC as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2022.

Yours faithfully,

/s/ HAN KUN LAW OFFICES

HAN KUN LAW OFFICES

Ex. 15.2